SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant      X
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_|    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
X      Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Drummond Financial Corporation
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). |_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:

                         DRUMMOND FINANCIAL CORPORATION
                         6, Cours de Rive, 1211 Geneve 3
                                   Switzerland

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held January 16, 1998

To Our Shareholders:

The Annual Meeting of Shareholders of Drummond Financial Corporation, a Delaware corporation (the "Company"), will be held at 6, Cours de Rive, 1211 Geneve 3, Switzerland, on Friday, January 16, 1998 at 10:00 a.m. local time for the purposes of:

       1. Electing one Class I, Class II and Class III director of the Company to hold office until their successors are elected and qualified.

       2. All other matters that properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on November 17, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company, 6, Cours de Rive, 4th Floor, 1211 Geneve 3, Switzerland.

                                            By Order of the Board of Directors

                                            Roy Zanatta
                                            Secretary

Geneva, Switzerland
December 9, 1997

If you do not expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.

                         DRUMMOND FINANCIAL CORPORATION
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 16, 1998


                     SOLICITATION AND REVOCATION OF PROXIES

The enclosed Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Drummond Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Friday, January 16, 1998, or any adjournments thereof (the "Annual Meeting"). The accompanying Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are being first sent to Shareholders on or about December 10, 1997. Any shareholder giving a proxy has the power to revoke it by giving notice to the Company in writing, or in open meeting before any vote is taken. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received by the Company prior to the time of the Annual Meeting. The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners.

Please  sign,  date and return  your proxy to  Drummond  Financial  Corporation,
Attention: Roy Zanatta, 6, Cours de Rive, 1211 Geneva 3, Switzerland, using the pre-addressed envelope.


                                  VOTING RIGHTS

The shareholders of record of the Company's outstanding $0.01 par value common shares (the "Common Stock"), and Series 1, Preferred Stock (the "Preferred Stock") at the close of business on November 17, 1997 (the "Record Date"), are entitled to vote on matters to come before the meeting. On that date, there were issued and outstanding 2,718,600 shares of Common Stock held by approximately 34 shareholders of record. Each share of Common Stock is entitled to one vote on each matter submitted to vote.

As of the Record Date, there were 3,000,000 shares of Preferred Stock outstanding, all of which was owned by MFC Bancorp Ltd. ("MFC Bancorp"). The Preferred Stock has variable voting rights which entitle the holders thereof to votes per share of Preferred Stock, so that the total voting power of the holders of the Preferred Stock plus any Common Stock they own will equal an aggregate of 47.9% of the outstanding shares entitled to vote at the Annual Meeting. MFC Bancorp, the sole owner of the Preferred Stock, also controls 940,900 shares of Common Stock through its ownership of Ballinger Corporation ("Ballinger"). Accordingly, based on the number of outstanding shares of Common Stock on the Record Date, holders of the Preferred Stock will be entitled to an aggregate of 693,491 votes, or .2312 votes per share of Preferred Stock.

A quorum of the shareholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the number of votes entitled to be cast. A plurality of the votes present in person or represented by proxy is required for the election of directors. Stockholders do not have cumulative voting rights in the election of directors. The officers and directors of the Company and the Company's largest shareholder, Ballinger and MFC Bancorp intend to vote their shares of Common Stock and Preferred Stock (which together constitute 47.9% of the votes eligible to be cast at the Annual Meeting) in favor of the nominees for director.

A majority of the stockholders present or represented at the Annual Meeting, whether or not a quorum is present, may vote to adjourn the Annual Meeting without notice other than as announced at the Annual Meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

If the enclosed proxy is properly executed and received by the Company, the shares represented thereby will be voted in accordance with the instructions specified therein. If no specific instructions are given, the shares represented by the proxy will be voted for the election of the nominee for director as described in this Proxy Statement.

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Initially, Class I directors were elected to serve for one year, Class II directors for two years and Class III directors for three years. Successors to the class of directors whose term expires at any annual meeting shall be elected for three year terms. The term of the Class II director, Michael J. Smith, expires at the Annual Meeting, and accordingly, he is to be elected to the Board of Directors for a three-year term to serve until the annual meeting of stockholders in 2000, or until his successor is elected and qualified.

Prior to the Annual Meeting, two directors of the Company, Mr. Leonard Petersen and Mr. Rene Randall, resigned as directors. Mr. Roy Zanatta was elected by the Board of Directors to fill the vacancy created by Mr. Petersen's resignation and serves as a Class I director. Mr. Oq-Hyun Chin was elected by the Board of Directors to fill the vacancy created by Mr. Randall's resignation and serves as a Class III director. Each of Mr. Zanatta and Mr. Chin are standing for election as a director at the Annual Meeting. Mr. Zanatta is to be elected to serve until the annual meeting of shareholders following the end of the 1999 fiscal year and Mr. Chin is to be elected to serve until the annual meeting of shareholders following the 1998 fiscal year, or until their successors are elected and qualified.

Each of Mr. Smith, Mr. Zanatta and Mr. Chin has indicated that he is willing and able to serve as a director. If for any unforeseen cause he should decline or be unable to serve, the proxies will be voted to fill such vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Directors

The following table sets forth information regarding each nominee for election as director and each director whose term of office will continue after the Annual Meeting:

                                                                                                      To Be Elected to
                                                                                                       Serve Until the
             Name                            Position with the Company                  Age           Annual Meeting in
Michael J. Smith                     President, Chief Executive Officer, Chief           49                 2000
                                          Financial Officer and Director

Roy Zanatta (2)                       Vice President, Secretary and Director             33                 1999

Oq-Hyun Chin (1)(2)                                  Director                            59                 1998


(1)    Member of Audit Committee
(2)    Member of Stock Option and Compensation Committee


Michael J. Smith. Mr. Smith was appointed as a director in March 1995, and served as Chairman of the Board until May 26, 1995, at which time he was appointed President and Chief Executive Officer. In June 1995, Mr. Smith also assumed the duties of Chief Financial Officer. He is officer and director of Ballinger Corporation, the Company's largest shareholder. He was a Trustee of Mercer International, Inc. ("MII") and was the Executive Vice

President, Chief Financial Officer and Secretary of MII from 1988 to 1996. Mr. Smith was one of the founders of Prentiss Howard Group, a company organized in 1979 which assists domestic and international companies with investments, mergers and acquisitions. Mr. Smith is also President and a director of MFC Bancorp Ltd. ("MFC Bancorp"), which owns all of the outstanding shares of Ballinger Corporation and all of the outstanding shares of Preferred Stock of the Company.

Roy Zanatta. Mr. Zanatta is currently an employee and director of MFC Bancorp Ltd., and has been associated with MFC Bancorp Ltd. in various capacities since 1993. Mr. Zanatta joined Drummond Financial Corporation as Secretary in March 1995 and became a Vice President in May 1995. During 1992 and 1993, he was employed as a management consultant by the British Columbia Hydro and Power Authority, a major electric utility. From 1991 to 1992, Mr. Zanatta was employed as a project manager with the Canadian Standards Association. Mr. Zanatta earned a B.Sc. Degree in 1987 from the University of British Columbia, and an MBA from McGill University in 1991.

Oq-Hyun Chin. Mr. Chin was appointed a director in November 1997. He has been an advisor on foreign investment to the City of Weihai, Shandong Province, People's Republic of China since April 1993. From April 1990 until March 1993, he was an advisor to Art Group Architects and Engineers, Ltd. From 1967 to 1987, he worked in executive and managerial positions with banks and investment companies in Seoul, Korea.

Meetings of the Board

The Board held 1 meeting in fiscal 1997 at which all of the active directors attended. The Board also formally acted 10 times in fiscal year 1997 through written consents. Non-employee directors receive an annual retainer of $6,000 and do not receive additional compensation for attending meetings of the Board. Employee directors receive no compensation for attending meetings of the Board. The directors also receive periodic grants of stock options issued under the Company's 1993 Stock Option Plan.

Committees of the Board

Audit Committee. Mr. Chin is the sole member of the Audit Committee, which oversees the financial controls of the Company and interfaces with the Company's outside auditors to monitor the compliance by the Company with financial disclosure laws and regulations. This committee met once during fiscal year 1996.

Stock Option and Compensation Committee. Messrs. Zanatta and Chin comprise the Stock Option and Compensation Committee and are charged with developing and monitoring the Company's executive compensation and stock option activities. This committee did not meet during fiscal year 1997.


Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon the Company's review of the reports filed with the Securities and Exchange Commission ("SEC") by the Company's current and former officers, directors and 10 percent shareholders for the period July 1, 1996 to June 30, 1997, the Company believes that all such required reports were filed on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning total compensation earned or paid during the 1997 fiscal year to the Chief Executive Officer, the Company's current executive officers who received in excess of $100,000 in salary and bonus in fiscal 1997 and the Company's Chief Executive Officer (collectively, the "Named Executive Officers").

Summary Compensation Table

                                                                                                            Options
                Name and Principal Position                       Year              Salary             Number of Shares
Michael J. Smith (1)                                              1997              ---                         ---
       President, Chief Executive Officer and Chief               1996              ---                         ---
       Financial Officer                                          1995              ---                         ---

-----------
(1)    Mr. Smith did not receive any compensation  from the Company for services as an  executive  officer in fiscal  1995,  1996 and 1997.  Mr. Smith did however  receive the $6,000  annual fee for service as a director in each of those years.  Mr. Smith  declined to accept the grant of stock options for 25,000 shares of Common Stock which are automatically granted to each nonemployee director upon appointment to the Board of Directors.

Stock Options

       There was no grants of stock options to the Named Executive Officers during the year ended June 30, 1997.

       At June 30, 1997, no stock options were held by any Named Executive Officer.

Profit Sharing Plan

As an incentive to key employees who contribute to the success of the Company, the Board of Directors adopted a profit sharing plan ("Profit Sharing Plan") to enable key employees and directors to participate in the Company's success as reflected by its earnings. The Board of Directors recently amended the Profit Sharing Plan to provide that it is to be funded by crediting the Incentive Fund under the Profit Sharing Plan with 10% of pre-tax earnings for fiscal 1996, 7.5% for fiscal 1997 and 5.0% for each fiscal year thereafter. The Plan is administered by the Stock Option and Compensation Committee of the Company's Board of Directors. Selection to participate in the Profit Sharing Profit Sharing Plan and the amount to be awarded under the Plan is determined by the Committee upon the recommendation of the Company's Chairman and the President and Chief Financial Officer. For the fiscal year ended June 30, 1997, no payments were made by the Company pursuant to the Profit Sharing Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the information with respect to Common Stock and Preferred Stock ownership of each person known by the Company to own beneficially more than 5% of the shares of the Common Stock or Preferred Stock, each of the Named Executive Officers, each director, and all officers and directors as a group. This does not include holders holding in "street" and "nominee" name. Except as noted, the persons named have sole voting and investment power with respect to all of the shares of Common Stock and Preferred Stock owned by them.

                                                              Number of Shares
                                                             Beneficially Owned
                Name and Address                          Directly or Indirectly                 Percent of Class

                                                            Preferred        Common
Gibralt Holdings Ltd.                                                         558,150            20.53%
1177 West Hastings Street, Suite 2000
Vancouver, British Columbia V6E 2K3

Ballinger Corporation                                                         940,900             26.8
700 West Georgia Street, Suite 1900
Vancouver, British Columbia V7Y 1G5

MFC Bancorp Ltd.                                          3,000,000           940,900(1)          47.9
6, Cours de Rive
P.O. Box 3540
1211 Geneve 3, Switzerland

Michael J. Smith                                          3,000,000(4)         940,900(2)          47.9
6, Cours de Rive
P.O. Box 3540
1211 Geneve 3, Switzerland

Oq-Hyun Chin                                                                           0              0
3, 4/7L, Kyung An Bldg.
831-28 Yeoksam-Dong
Kanynam-Ku
Seoul, Korea

Roy Zanatta                                               3,000,000(4)          940,900(2)          47.9
2 Stratford Place
London, W1N 9AE, United Kingdom

All Directors and Officers as a group                     3,000,000             940,900(2)          47.9
(3 persons)

     ------------

     (1) MFC Bancorp is the sole shareholder of Ballinger Corporation and, pursuant to the rules of the SEC, is deemed to be the indirect beneficial owner of all of the shares owned by Ballinger Corporation.

     (2) Includes the 940,900 shares of Common Stock owned directly by Ballinger
Corporation, for which Mr. Smith serves as an officer and sole director, and indirectly by MFC Bancorp, and the 3,000,000 shares of Preferred Stock owned directly by MFC Bancorp, for which Mr. Smith serves as President and a director, and Mr. Zanatta serves as Secretary and a director, and of which shares Mr.
Smith and Mr. Zanatta are deemed to be the indirect beneficial owners pursuant to the rules of the SEC. Mr. Smith and Mr. Zanatta each disclaim beneficial ownership of all of such shares.

                                        5

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with MFC Bancorp and MII

During the years ended June 30, 1996 and 1997, the Company paid an aggregate of $456,000 and $300,000, respectively, in fees to MFC Bancorp, MII and a third affiliate for accounting and administrative services provided to the Company and reimbursement for office expenses.

During the year ended June 30, 1996, MFC Bancorp purchased 3,000,000 shares of Preferred Stock from the Company for $6,000,000 cash. During such year, the Company also purchased 60,000 shares of preferred stock of Logan International Corp. for $6,000,000 cash. MFC Bancorp owns 70.2% of the outstanding Common Stock of Logan International Corp.

                                  ANNUAL REPORT

The Company's Annual Report which contains audited financial statements for the fiscal year ended June 30, 1997 accompany or have preceded the mailing of this Proxy Statement. Upon the written request of any person who represents in such request that such person is an owner of record of the Company's shares on the Record Date, the Company will send such person, without charge, a copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, including financial statements, which the Company has filed with the SEC. Upon written request and payment of a copying charge of $0.20 per page, the Company will also furnish to any such shareholder a copy of the exhibits to the Annual Report on Form 10-KSB. The written request must be directed to the attention of Roy Zanatta, Corporate Secretary of the Company, 6, Cours de Rive, 1211 Geneva 3, Switzerland. Such reports are not part of the Company's soliciting material.

                                  OTHER MATTERS

The Company has received no notice of any other items submitted for consideration at the meeting except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval. The Board of Directors neither knows of, nor contemplates, any other business to be presented for action by the shareholders at the meeting.

The next annual meeting is expected to be held during December, 1998. Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy materials by June 30, 1998.

                                   By Order of the Board of Directors


                                   Roy Zanatta
                                   Secretary

Geneva, Switzerland
December 9, 1997


Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope.

DRUMMOND FINANCIAL CORPORATION
PROXY
6, Cours de Rive
1211 Geneva 3, Switzerland



For the Annual General Meeting
To Be Held Friday, January 16, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY Revoking any such prior appointment, the undersigned, a shareholder of Drummond Financial Corporation hereby appoints Roy Zanatta and Michael J. Smith and either of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Corporation at the Annual Meeting of Shareholders of said Corporation to be held at 6, Cours de Rive, 1211 Geneva 3, Switzerland on January 16, 1998 at 10:00 A.M. local time and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

       This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted FOR the following proposal:

Proposal 1.   Election of the Board of Directors:


                    FOR |_|                WITHHOLD VOTE |_|

              Nominees: Michael J. Smith; Roy Zanatta; Oq-Hyun Chin (Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

     -----------------------------------------------------------------------


     With respect to the transaction of such other business as may properly come before the Meeting, Proxyholder, in his sole discretion, will vote the proxy as he may see fit. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please sign exactly as name appears.

Dated   __________________________, 199__

_________________________________________
     Signature

_________________________________________
     Signature if held jointly


     Please mark, sign, date and return the proxy card promptly using the enclosed envelope. Your name and address are shown as registered -- please notify the Corporation of any change in your address.